EXHIBIT 20

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
May 2004

Original Inputs

Total Pool Balance	$2,280,059,731.09

Class A-1 Notes Balance	$553,000,000.00
Class A-1 Notes Rate	One Month LIBOR+.06%

Class A-2 Notes Balance	$475,000,000.00
Class A-2 Notes Rate	1.400%

Class A-3 Notes Balance	$640,000,000.00
Class A-3 Notes Rate	2.000%

Class A-4 Notes Balance	$303,000,000.00
Class A-4 Notes Rate	2.640%

Class B Certificates Balance	$60,973,326.13
Class B Certificates Rate	2.840%

Reserve Account Deposit	$30,479,599.89

Part I. Collections

Receipts During the Period	$73,496,859.91
Principal on Repurchased Contracts	1,932,665.98
Schedule and Simple Payments Advanced	791,890.52

Total Collections For the Period	$76,221,416.41

Beginning Pool Aggregate Principal Balance	$2,064,712,880.00
Ending Pool Aggregate Principal Balance	$1,989,518,430.95

Schedule Principal Collection	$66,908,893.43

Beginning Aggregate Discounted Principal Balance	$1,849,935,903.52
Ending Aggregate Discounted Principal Balance	$1,785,637,901.39

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$76,221,416.41
Plus: Reserve Account Draw	964,470.03
Plus: Net Amount Due From Swap Counterparty	—
Less: Total Servicing Fee	3,441,188.14
Less: Net Amount Due to Swap Counterparty	12,571.51
Less: Monthly Interest Due to Noteholders & Certificateholders	2,778,380.80
Less: Principal Due to Noteholders	64,298,002.13
Less: Principal Due to Certificateholders	—
Less: Reserve Account Deposit	—

Equals Reserve Fund Excess to be released to CARI	$6,655,743.86

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
May 2004

		Per $1000 of
		Original Principal

Class A-1 Notes Distributable Amount
Monthly Interest	$346,643.92	0.626843
Monthly Principal	64,298,002.13	116.271252

Distributable Amount	$64,644,646.05

Class A-2 Notes Distributable Amount
Monthly Interest	$554,166.67	1.166667
Monthly Principal	—	—

Distributable Amount	$554,166.67

Class A-3 Notes Distributable Amount
Monthly Interest	$1,066,666.67	1.666667
Monthly Principal	—	—

Distributable Amount	$1,066,666.67

Class A-4 Notes Distributable Amount
Monthly Interest	$666,600.00	2.200000
Monthly Principal	—	—

Distributable Amount	$666,600.00

Class B Certificates Distributable Amount
Monthly Interest	$144,303.54	2,366667
Monthly Principal	—	—

Distributable Amount	$144,303.54

Total Servicing Fee	$3,441,188.14	1.509254

Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$2,845,196.79
Less: Payments Applied	687,936.38
Current Period Payments Ahead Received	1,002,560.19

Ending Payment Ahead Balance	$3,159,820.60

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,204,165.08
Beginning Outstanding Unreimbursed Simple Interest Advances	$0.00
Scheduled Principal and Interest Advances	791,890.52
Simple Interest Advances	—
Reimbursement of Previous Scheduled Principal and Interest Advances	878,133.07
Reimbursement of Previous Simple Interest Advances	—

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,117,922.53
Ending Outstanding Unreimbursed Simple Interest Advances	$0.00

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
May 2004

Part IV. Balances & Principal Factors

	Beginning of Period	End of Period

Total Pool Balance	$2,064,712,880.00	$1,989,518,430.95
Total Pool Factor	0.9055521	0.8725729
Class A-1 Notes Balance	$370,962,577.39	$306,664,575.26
Class A-1 Notes Principal Factor	0.6708184	0.5545472
Class A-2 Notes Balance	$475,000,000.00	$475,000,000.00
Class A-2 Notes Principal Factor	1.0000000	1.0000000
Class A-3 Notes Balance	$640,000,000.00	$640,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$303,000,000.00	$303,000,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class B Certificates Balance	$60,973,326.13	$60,973,326.13
Class B Certificates Principal Factor	1.0000000	1.0000000

Part V. Reserve Account

Per $1000 of
Original Principal

Beginning Reserve Account Balance	$27,749,038.55
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account	—	—
Releases from Reserve Account	964,470.03	31.643133

Ending Reserve Account Balance	$26,784,568.52

Reserve Account Floor	$15,239,799.95

Part VI. Carryover Shortfall
Per $1000 of
Original Principal

Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—
Certificateholders’ Interest Carryover Shortfall	$—	—
Certificateholders’ Principal Carryover Shortfall	$—	—

Part VII. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

May	$2,027,115,655.48	$123,540.83	0.073133
April	$2,101,487,023.32	$57,906.08	0.033066
March	$2,177,279,837.71	$42,584.99	0.023471
Three Month Average Loss Rate			0.043223

Delinquency Rate	Total Accounts	Accounts over 60	% Delinquent

May	103,632	93	0.089741
April	104,809	88	0.083962
March	105,849	74	0.069911
Three Month Average Delinquency Rate			0.081205

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
May 2004

Part VIII. Prepayment Rate

Month	Prepayment Rate
%
1	0.35
2	1.03
3	0.87
4	0.99